UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  October 29, 2008

Date of earliest event reported:  October 29, 2008

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15285	41-1905580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Lone Oak Parkway
Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (612) 726-2111

Registrant’s Web site address:  www.nwa.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On October 29, 2008, Northwest Airlines, Inc. (“Northwest”), as borrower, and Northwest Airlines Corporation (“NWAC” and, together with Northwest, the “Companies”) and certain subsidiaries of Northwest, as guarantors, entered into a $500 million credit facility (the “Credit Agreement”) with U.S. Bank National Association, as administrative agent, Citigroup Global Markets Inc. and Morgan Stanley Bank, N.A., as co-lead arrangers and joint book runners, and each of the other financial institutions from time to time party thereto.  The loan facilities under the Credit Agreement consist of a three-year $200 million secured revolving credit facility with a final maturity on October 28, 2011 with loans thereunder bearing interest at LIBOR plus 4.5%, and a 364-day $300 million secured revolving credit facility with a final maturity on October 28, 2009 with loans thereunder bearing interest at LIBOR plus 3.5%.  The obligations of the Companies and their subsidiary guarantors are secured by substantially all of their unencumbered assets.  The Credit Agreement contains covenants requiring Northwest to maintain certain liquidity, fixed charge coverage and collateral coverage levels.

Pursuant to the terms of the Credit Agreement, the obligations of the Companies and their subsidiary guarantors may be accelerated upon the occurrence and continuation of an Event of Default (as defined in the Credit Agreement).  Such events include the following:  (i) the failure to make principal, interest or fee payments when due (beyond applicable grace periods); (ii) the failure to observe and perform covenants (including financial covenants and negative covenants regarding liens, indebtedness and dispositions of assets) contained in the Credit Agreement; (iii) any representation or warranty made by the Borrower or any Guarantor in the Credit Agreement or related documents proves to be false or misleading in any material respect when made; and (iv) other customary events of default.

Northwest intends to use the proceeds from the Credit Agreement for working capital and other general corporate purposes.

The Companies have other commercial relationships with certain of the lenders to the Credit Agreement.  From time to time, certain lenders have provided investment banking and advisory services for, and furnished financing services to the Companies and their affiliates.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

Dated: October 29, 2008	By:	/s/ Michael L Miller
	Name:	Michael L. Miller
	Title:	Vice President, Law and Secretary